Exhibit T3F
Cross-Reference Table*

Trust Indenture	Indenture
Act Section	Section
Section
310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	n/a
(a)(4)	n/a
(a)(5)	n/a
(b)	6.08
(c)	n/a
311(a)	6.13
(b)	6.13
(c)	n/a
312(a)	7.01
(b)	7.02
(c)	7.02
313(a)	7.03
(b)(1)	7.03
(b)(2)	7.03
(c)	7.03
(d)	7.03
314(a)	10.07
(b)	n/a
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	n/a
(d)	n/a
(e)	1.02
(f)	n/a
315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.13
316(a)(last sentence)	1.01
(a)(1)(A)	5.11
(a)(1)(B)	5.12
(a)(2)	n/a
(b)	5.07
(c)	1.04
317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
318(a)	1.07
(b)	n/a
(c)	1.07

“n/a” means not applicable.

*	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.